Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 28, 2010 relating to the financial statements of Cimarex Energy Co. 401(k) Plan, appearing in the Company’s Annual Report on Form 11-K for the year ended December 31, 2009.

Anton Collins Mitchell LLP

Denver, Colorado

May 19, 2011